SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT

                                     between

                              CORESTATES BANK, N.A.
                          (successor to Meridian Bank)

                                       and

                        BLONDER TONGUE LABORATORIES, INC.

                         Dated as of September 26, 1996

               SECOND AMENDED AND RESTATED LOAN AGREEMENT BETWEEN
             CORESTATES BANK, N.A. (successor to Meridian Bank) and
                        BLONDER TONGUE LABORATORIES, INC.


                                TABLE OF CONTENTS

Article                                                                    Page
-------                                                                    ----

  I.       Definitions....................................................   1

 II.       Credit Accommodations..........................................  10
           2.1        The Line of Credit..................................  10
           2.2        Real Estate Loan....................................  12
           2.3        Acquisition Facility................................  12
           2.4        Interest............................................  14
           2.5        Conversion and Continuation of Loans................  16
           2.6        Special Provisions Applicable to
                       Adjusted LIBO Rate Loans...........................  17
           2.7        Requirements of Law.................................  19
           2.8        Determinations......................................  19
           2.9        Payments and Computations...........................  20
           2.10       Borrowing...........................................  20
           2.11       Prepayment and Repayment............................  20

III.       Security.......................................................  21
           3.1        Security Documents..................................  21

 IV.       Representations and Warranties of the Borrower.................  21
           4.1        Good Standing of the Borrower;
                       Authorization......................................  21
           4.2        Compliance with Laws and Other Agreements...........  21
           4.3        No Conflict; Governmental Approvals.................  22
           4.4        Financial and Other Information Regarding
                       Borrower...........................................  22
           4.5        Taxes...............................................  22
           4.6        Encumbrances and Guaranties.........................  22
           4.7        Material Adverse Changes............................  23
           4.8        Margin Securities...................................  23
           4.9        ERISA...............................................  23
           4.10       Pending Litigation..................................  23
           4.11       Valid, Binding and Enforceable......................  24
           4.12       Priority of Security Interests......................  24
           4.13       Environmental Matters ..............................  24
           4.14       No Untrue Statements................................  24
           4.15       Patents and Trademarks..............................  25

  V.       Conditions Precedent to the Bank's Obligations.................  25
           5.1        Documents to be Delivered by the Borrower
                       at Closing.........................................  25
           5.2        Conditions Precedent to Making Line of
                       Credit Loans or Acquisition Loans..................  26

 VI.       Affirmative Covenants of the Borrower..........................  26
           6.1        Use of Proceeds.....................................  26

                                       (i)


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Article                                                                    Page
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           6.2        Financial Statements................................  26
           6.3        Ordinary Course of Business; Records................  27
           6.4        Information for the Bank............................  27
           6.5        Insurance...........................................  27
           6.6        Maintenance.........................................  28
           6.7        Taxes...............................................  29
           6.8        Leases..............................................  29
           6.9        Corporate Existence; Certain Rights; Laws...........  29
           6.10       Notice of Litigation or Other Proceedings...........  29
           6.11       Indebtedness........................................  29
           6.12       Notice of Events of Default.........................  29
           6.13       ERISA...............................................  29
           6.14       Deposit Accounts....................................  30
           6.15       Management..........................................  30
           6.16       Financial Covenants.................................  30
           6.17       Compliance with Environmental Laws..................  30
           6.18       Further Actions.....................................  31
           6.19       Material Adverse Change.............................  31
           6.20       Meeting Regarding Projections.......................  31
           6.21       Subordination of Debt...............................  31

VII.       Negative Covenants.............................................  31
           7.1        Fundamental Corporate Changes.......................  31
           7.2        Indebtedness........................................  32
           7.3        Encumbrances........................................  32
           7.4        Guaranties..........................................  33
           7.5        Sales and Lease-Backs...............................  33
           7.6        Loans, Investments..................................  33
           7.7        Change in Business..................................  33
           7.8        Sale or Discount of Receivables.....................  33
           7.9        Prepayment of Indebtedness..........................  33
           7.10       ERISA...............................................  33
           7.11       Compliance with Federal Reserve Board
                       Regulations........................................  33
           7.12       Blonder International...............................  34

VIII.      Events of Default..............................................  34
           8.1        Borrower's Failure to Pay...........................  34
           8.2        Breach of Covenants or Conditions...................  34
           8.3        Defaults in Other Agreements........................  34
           8.4        Agreements Invalid..................................  35
           8.5        False Warranties; Breach of Representations.........  35
           8.6        Judgments...........................................  35
           8.7        Bankruptcy or Insolvency of the Borrower or
                       Other Loan Parties.................................  35

 IX.       Remedies.......................................................  36
           9.1        Further Advances; Acceleration; Setoff..............  36
           9.2        Further Remedies....................................  37

  X.       Miscellaneous..................................................  37
           10.1       Remedies Cumulative; No Waiver......................  37

                                      (ii)


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Article                                                                    Page
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           10.2       Notices.............................................  37
           10.3       Costs, Expenses and Attorneys' Fees.................  38
           10.4       Survival of Covenants...............................  38
           10.5       Counterparts; Effectiveness.........................  39
           10.6       Headings............................................  39
           10.7       Payment Due On A Day Other Than a Business
                       Day................................................  39
           10.8       Judicial Proceedings................................  39
           10.9       Governing Law.......................................  39
           10.10      Integration.........................................  39
           10.11      Amendment and Waiver................................  39
           10.12      Successors and Assigns..............................  40
           10.13      Severability of Provisions..........................  40
           10.14      Consent to Jurisdiction and Service
                       of Process.........................................  40
           10.15      Indemnification.....................................  41



                                      (iii)

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

                  This SECOND AMENDED AND RESTATED LOAN AGREEMENT ("Agreement"), dated as of September 26, 1996, is between CORESTATES BANK, N.A. (successor to Meridian Bank), a national banking association (the "Bank"), and BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the "Borrower").

                                   BACKGROUND

                  A. The Bank and the Borrower are parties to an Amended and Restated Loan Agreement dated October 2, 1995 as amended by a letter agreement dated December 11, 1995, and as further amended by a certain Second Amendment to Loan Agreement dated May 23, 1996 (as amended, modified and/or extended, the "Existing Loan Agreement").

                  B. In accordance with the terms of the Existing Loan Agreement, the Bank has extended to the Borrower (i) a line of credit in the maximum principal amount of Fifteen Million Dollars ($15,000,000) (the "Existing Line of Credit") pursuant to which there is an outstanding principal balance (including the outstanding face amount of any letters of credit issued for the account of the Borrower) on the date hereof of $1,491,000 (the "Existing Line of Credit Indebtedness"), as evidenced by a certain Amended and Restated Line of Credit Note dated October 2, 1995 made by the Borrower in favor of the Bank (the "Existing Line of Credit Note"); and (ii) a real estate loan in the original principal amount of Two Million Eight Hundred Thousand Dollars ($2,800,000) (the "Existing Real Estate Loan") pursuant to which there is an outstanding principal balance on the date hereof of $2,737,777.76 (the "Existing Real Estate Loan Indebtedness").

                  C. The Bank and the Borrower now desire to set forth the terms and conditions under which the Bank will make available to the Borrower certain credit facilities to be used for the purposes specified in this Agreement. Accordingly, the Bank and the Borrower, each intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Terms used herein without definition that are defined in the Uniform Commercial Code shall have the meanings ascribed to them therein, unless the context requires otherwise. The following terms shall have the following meanings in this Agreement:

                  "Account" shall have the meaning given to that term in the Uniform Commercial Code and, in addition, shall include any right to payment for goods sold or leased or services rendered which is evidenced by an instrument or chattel paper.

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                  "Acquisition Facility" shall mean the credit facility extended by the Bank to the Borrower pursuant to Section 2.3 hereof.

                  "Acquisition Loan" and "Acquisition Loans" shall have the meaning given such terms in Section 2.3(a) hereof.

                  "Acquisition Loan Adjusted LIBO Rate" shall mean the interest rate equal to the sum of the LIBO Rate plus (i) 1.25%, if the ratio of Senior Debt to Capital Funds is less than or equal to .75:1.00, at the end of the previous fiscal quarter, (ii) 1.75%, if the ratio of Senior Debt to Capital Funds is greater than .75:1.00, but less than or equal to 1.00:1.00, at the end of the previous fiscal quarter, (iii) 2.25%, if the ratio of Senior Debt to Capital Funds is greater than 1.00:1.00, but less than or equal to 1.25:1.00, at the end of the previous fiscal quarter, and (iv) 2.75%, if the ratio of Senior Debt to Capital Funds is greater than 1.25:1.00, at the end of the previous fiscal quarter.

                  "Acquisition Loan Applicable Rates" shall have the meaning given such term in Section 2.4(b) hereof.

                  "Acquisition Loan Commitment" shall have the meaning given such term in Section 2.3 hereof.

                  "Acquisition Loan Note(s)" shall have the meaning given such term in Section 2.3(d) hereof.

                  "Adjusted LIBO Rate" shall mean, with respect to the Line of Credit Loans, the Line of Credit Adjusted LIBO Rate, and, with respect to the Acquisition Loans, the Acquisition Loan Adjusted LIBO Rate.

                  "Adjusted LIBO Rate Loan" shall mean any Loan accruing interest at the Adjusted LIBO Rate.

                  "Affiliate" shall mean any Subsidiary of the Borrower and any Person or entity that, now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common ownership or control with the Borrower. For purposes of this definition, the terms "control," "controls" and "controlled" shall refer to the power to determine the management or policies of a Person, whether resulting from an official position or capacity with such Person, direct or indirect beneficial ownership of at least twenty percent (20%) of the voting securities or other equity interests of such Person, or otherwise.

                  "Agreement" shall mean this agreement, together with all exhibits, amendments, modifications and supplements hereto as may be in effect from time to time.

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                  "Allonge to Existing Real Estate Loan Note" shall mean
the allonge to Existing Real Estate Loan Note, dated the Closing
Date.

                  "Applicable Law" shall mean all applicable provisions of
(i) constitutions, statutes, rules, regulations and orders of governmental authorities of any kind having jurisdiction over the Bank or the Borrower,
(ii) authorizations, consents, approvals, and licenses of such governmental authorities, (iii) Judgments, and (iv) common law and equity.

                  "Applicable Rates" shall mean the Line of Credit Applicable Rates and/or the Acquisition Loan Applicable Rates, as applicable.

                  "Bank" shall have the meaning specified in the initial paragraph of this Agreement, together with its successors and assigns.

                  "Blonder International" shall mean Blonder Tongue International, Inc., a Delaware corporation, together with its successors and assigns.

                  "Borrower" shall have the meaning specified in the initial paragraph of this Agreement, together with its successors and assigns.

                  "Business Day" shall mean any day upon which the Bank is open for business at its office in Reading, Pennsylvania.

                  "Capital Lease" shall mean any lease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

                  "Capital Lease Obligation" shall mean the amount of the liability which, according to GAAP, should be capitalized or disclosed with respect to a Capital Lease.

                  "Closing" shall mean the execution and delivery to the Bank of all of the documents and instruments required by the terms of this Agreement and the closing of the transactions contemplated by this Agreement.

                  "Closing Date" shall mean the date on which the Closing takes place.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall have the meaning set forth in the Security Agreement.

                  "Default Rate" shall mean the rate of interest applicable to any Loan, plus two percent (2.0%).

                  "Encumbrance" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender to, or other secured party of the Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset of the Person.

                  "Environmental Laws" shall mean all provisions of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss.9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (October 17, 1986), the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.1801 et seq., the Clean Water Act, 33 U.S.C. ss.ss.1251 et seq., the Clean Air Act, 42 U.S.C. ss.ss.7401 et seq., the Storage Tank and Spill Prevention Act, 35 P.S. ss.ss.6021.101 et seq., the Solid Waste Management Act, 35 P.S. ss.ss.6018.101 et seq., the Clean Streams Law, 35 P.S. ss.ss.691.1 et seq., the Hazardous Sites Cleanup Act, 35 P.S. ss.ss.6021.101 et seq., and all other federal, state and local legal requirements pertaining to the environment or regulating or restricting the use, transfer, storage or disposal of Hazardous Materials and applicable to the Borrower or its business, operations or assets.

                  "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974, as amended.

                  "Eurodollar Business Day" shall mean any day on which relevant London international financial markets are open for dealings in deposits of U.S. Dollars and which is also other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in Philadelphia, Pennsylvania.

                  "Event of Default" shall have the meaning set forth in Article VIII of this Agreement.

                  "Existing Line of Credit Note" shall have the meaning given such term in paragraph B of the Background Section of this Agreement.

                  "Existing Real Estate Loan" shall have the meaning given such term in paragraph B of the Background Section of this Agreement.

                  "Existing Real Estate Loan Indebtedness" shall have the meaning given such term in paragraph B of the Background Section of this Agreement.

                  "Existing Real Estate Loan Note" shall mean the Real Estate Loan Note, dated May 23, 1996 made by the Borrower in favor of the Bank, evidencing the Existing Real Estate Loan Indebtedness, as amended by the Allonge to Existing Real Estate Note.

                  "Federal Reserve Board" shall mean the Board of Governors of the United States Federal Reserve System.

                  "Financial Statements" shall have the meaning set forth in
Section 4.4(a) of this Agreement.

                  "GAAP" shall mean generally accepted accounting principles, as in effect at the time of application to the provisions hereof, and consistently applied.

                  "Guarantor" shall mean any Person who guarantees the payment and performance of all or any part of the Obligations.

                  "Guaranty" shall mean any guaranty or agreement to be a surety or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligation of another Person.

                  "Hazardous Materials" shall mean all materials of any kind which are flammable, explosive, toxic, radioactive or otherwise hazardous to animal or plant life or the environment, including, without limitation, "hazardous wastes," "hazardous substances" and "contaminants," as such terms are defined by Environmental Laws.

                  "Indebtedness" shall mean any obligation for borrowed money, including, without limitation:

                            (a) any obligation owed for all or any part of the
purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business;

                            (b) any Capital Lease Obligation; and

                            (c) any reimbursement obligations and other
obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management devise, or any forward sale or purchase agreement for foreign currencies.

                  "Interest Period" shall mean, with respect to any Adjusted LIBO Rate Loan which is a Line of Credit Loan, a period of 30, 60, 90, 120, 150 or 180 days' duration as the Borrower may elect, and, with respect to any Adjusted LIBO Rate Loan which is an Acquisition Loan, a period of 30 days' duration; provided, however, that (a) if any Interest Period would otherwise end on a day which shall not be a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day, subject to clauses (c) and (d) below; (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which such Interest Period expires; (c) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day, unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; and (d) with respect to any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) the Interest Period shall end on the last Eurodollar Business Day of a calendar month.

                  "Judgment" shall have the meaning set forth in Section
8.6 of this Agreement.

                  "LIBO Rate" shall mean, for the applicable Interest Period,
(i) the rate, rounded upwards to the next one-hundredth of one percent, determined by the Bank two Eurodollar Business Days prior to the date of the corresponding Adjusted LIBO Rate Loan, at which the Bank is offered deposits in dollars at approximately 11:00 a.m., London time by leading banks in the interbank eurodollar or eurocurrency market for delivery on the date of such Adjusted LIBO Rate Loan in an amount and for a period comparable to the amount and Interest Period of such Adjusted LIBO Rate Loan and in like funds, divided by (ii) a number equal to one (1.0) minus the Reserve Percentage. The LIBO Rate shall be adjusted automatically with respect to any Adjusted LIBO Rate Loan outstanding on the effective date of any change in the Reserve Percentage, as of such effective date. The LIBO Rate shall be calculated on the basis of the number of days elapsed in a year of 360 days.

                  "Life Insurance Assignments" shall mean the collateral assignments to the Bank of (i) a certain policy of insurance on the life of Robert J. Palle in the face amount of $1,000,000, and
(ii) a certain policy of insurance on the life of James A. Luksch in the face amount of $1,000,000.

                  "Line of Credit" shall mean the line of credit from the Bank to the Borrower established pursuant to Section 2.1 of this Agreement.

                  "Line of Credit Adjusted LIBO Rate" shall mean the interest rate equal to the sum of the LIBO Rate plus (i) .95%, if the ratio of Senior Debt to Capital Funds is less than or equal to .75:1.00, at the end of the previous fiscal quarter, (ii) 1.45%, if the ratio of Senior Debt to Capital Funds is greater than .75:1.00, but less than or equal to 1.00:1.00, at the end of the previous fiscal quarter, (iii) 1.95%, if the ratio of Senior Debt to Capital Funds is greater than 1.00:1.00, but less than or equal to 1.25:1.00, at the end of the previous fiscal quarter, and (iv) 2.45%, if the ratio of Senior Debt to Capital Funds is greater than 1.25:1.00, at the end of the previous fiscal quarter.

                  "Line of Credit Applicable Rates" shall have the meaning given such term in Section 2.4(a) hereof.

                  "Line of Credit Commitment" shall have the meaning set forth in Section 2.1 of this Agreement.

                  "Line of Credit Loans" shall mean the loans made by the Bank to the Borrower pursuant to the Line of Credit.

                  "Line of Credit Note" shall have the meaning set forth in
Section 2.1 of this Agreement, together with all replacements, amendments and renewals thereof.

                  "Loan Documents" shall mean this Agreement, the Security Agreement, the Notes, the Mortgage, the Patent Assignment, the Trademark Assignment, the Life Insurance Assignments and all agreements, amendments, certificates, financing statements, schedules, reports, notices, and exhibits now or hereafter executed or delivered in connection with any of the foregoing, as may be in effect from time to time.

                  "Loans" shall mean the Line of Credit Loans, the Existing Real Estate Loan and the Acquisition Loan(s).

                  "Mortgage" shall mean the Mortgage, Assignment of Leases, and Security Agreement dated as of May 23, 1996 from the Borrower to the Bank, and encumbering real and personal property located generally at Middlesex County, New Jersey, and any amendments and supplements thereto.

                  "Notes" shall mean the Line of Credit Note, the Existing Real Estate Loan Note, the Acquisition Note(s) and all replacements, amendments, extensions and renewals thereof.

                  "Obligations" shall mean the obligations of the
Borrower:

                            (a) To pay the principal, interest, commitment fees
and any other liabilities of the Borrower to the Bank under this Agreement and the other Loan Documents in accordance with the terms thereof;

                            (b) To satisfy all of the other direct or indirect
liabilities of the Borrower to the Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, whether or not evidenced by any note or other instrument, matured or unmatured, direct, absolute or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

                            (c) To repay the Bank all amounts advanced by the
Bank hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagors or lienors, or for taxes, levies, insurance, rent, wages, repairs to or maintenance or storage of any Collateral; and

                            (d) To reimburse the Bank, on demand, for all of the
Bank's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the negotiation, preparation, administration, amendment, modification, or enforcement of this Agreement and the documents required hereunder, including all amounts payable under Section 10.3 hereof.

                  "Other Loan Parties" shall mean any Guarantor, together with their successors or assigns.

                  "Patent Assignment" shall mean the Patent Collateral Assignment made by the Borrower to the Bank, dated March 30, 1989, as amended and reaffirmed pursuant to the Reaffirmation and Amendment of Patent Assignment, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or governmental or political subdivision or agency thereof.

                  "Prime Rate" means the floating annual rate of interest that is designated from time to time by the Bank as the "Prime Rate" and is used by the Bank as a reference base with respect to different interest rates charged to borrowers generally. Such rate of interest shall change automatically and simultaneously upon the Bank's designation of any change in such reference rate, and the Bank's determination and designation from time to time of the reference rate shall not in any way preclude the Bank from making loans to other borrowers at rates which are higher or lower or different from the referenced rate.

                  "Reaffirmation and Amendment of Patent Assignment" shall mean that certain reaffirmation and amendment by the Borrower of the Patent Assignment dated the same date as this Agreement.

                  "Reaffirmation and Amendment of Security Agreement" shall mean that certain reaffirmation and amendment by the Borrower of the Security Agreement, dated the same date as this Agreement.

                  "Reaffirmation and Amendment of Trademark Assignment" shall mean that certain reaffirmation and amendment by the Borrower of the Trademark Assignment dated the same date as this Agreement.

                  "Reaffirmations" shall mean the Reaffirmation and Amendment of Security Agreement, the Reaffirmation and Amendment of Patent Assignment, and the Reaffirmation and Amendment of Trademark Assignment.

                  "Regulatory Change" means (a) the enactment or effectuation after the date of this Agreement of any new, or change in any existing, Applicable Law, (b) the adoption after such date of any new, or the adoption or other effectuation after such date of any change in any existing, interpretation, directive or request (whether or not having the force of law), or (c) any change after such date in the administration or enforcement of any Applicable Law to which the Bank is subject. As used in this definition, the "effectuation" of a change shall include, without limitation, that consisting of or resulting from a determination of a court or regulatory authority.

                  "Reserve Percentage" shall mean, for any Adjusted LIBO Rate Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including, without limitation, any basic, supplemental, marginal or emergency reserves) are required to be maintained during such Interest Period against Eurocurrency liabilities (as that term is defined in Regulation D of the Federal Reserve Board), as prescribed by the Federal Reserve Board (or any successor or any other banking authority to which the Bank is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which the Bank is subject), but without benefit of credit proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Reserve Percentage shall reflect any other reserves required to be maintained by the Bank against (1) any category of liabilities which includes deposits by reference to which the rate for Adjusted LIBO Rate Loans is to be determined; or (2) any category of extension of credit or other assets which include Adjusted LIBO Rate Loans.


                  "Security Agreement" shall mean the Amended and Restated Security Agreement between the Borrower as debtor and the Bank as secured party, dated October 2, 1995 by which the Borrower granted security interests in certain of its assets to the Bank, as amended and reaffirmed pursuant to the Reaffirmation and Amendment of Security Agreement, together with all amendments, modifications, exhibits, and schedules thereto as may be in effect from time to time.

                  "Subsidiary" shall mean, as to any designated corporation, any corporation, the outstanding shares of which having sufficient voting power (not depending on the happening of a contingency) to elect at least a majority of the members of its board of directors, are at the time owned by the designated corporation.

                  "Tax" means any federal, state or foreign tax, assessment or other governmental levy or duty or other charge (including any withholding tax) upon a person or entity or upon its assets, revenues, income or profits, other than income and franchise taxes imposed upon the Bank by the jurisdictions (or any political subdivision thereof) in which the Bank or any office of the Bank is located.

                  "Termination Date" shall have the meaning set forth in Section
2.1 of this Agreement.

                  "Trademark Assignment" shall mean the Trademark Collateral Assignment made by the Borrower to the Bank, dated March 30, 1989, as amended and reaffirmed pursuant to the Reaffirmation and Amendment of Trademark Assignment, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code of Pennsylvania as codified at 13 Pa. C.S.A. ss.ss.101 et seq., as in effect on the date of this Agreement.

                  "Usage Fee" shall have the meaning given such term in Section 2.3(f) hereof.

                                   ARTICLE II

                              CREDIT ACCOMMODATIONS

                  2.1 The Line of Credit. The Bank shall make available to the Borrower, commencing on the Closing Date, a Line of Credit in the maximum principal amount of $15,000,000 (the "Line of Credit Commitment"), upon the terms and conditions set forth herein.

                      (a) Generally. At any time and from time to time during the period commencing on the Closing Date and ending on June 30, 1998 (the "Termination Date"), upon the request of the Borrower, the Bank shall provide to the Borrower a loan or loans in multiples of One Thousand Dollars ($1,000), which shall be used by the Borrower for working capital. The Existing Line of Credit Indebtedness shall not be repaid or discharged, but shall be deemed outstanding under the Line of Credit on and as of the Closing Date and shall be evidenced by the Line of Credit Note. The Borrower may use the Line of Credit during the period referred to in the preceding sentence by borrowing, repaying and reborrowing in accordance with the terms of this Agreement. The aggregate outstanding principal under the Line of Credit at any time shall not exceed the Line of Credit Commitment. If, at any time, the aggregate outstanding principal under the Line of Credit exceeds the Line of Credit Commitment, then, without any requirement of demand or notice from the Bank, the Borrower shall immediately pay to the Bank the amount of such excess. Upon the Termination Date, unless the Bank has agreed in writing to extend the Termination Date through June 30, 1999 based upon the

Borrower's financial statements for the year ended December 31, 1997 and such other information requested by the Bank, the Bank's commitment to make Line of Credit Loans shall terminate, all Line of Credit Loans shall immediately mature and all Obligations under the Line of Credit Loans shall be immediately due and payable in full.

                      (b) Letters of Credit.

                          (1) Generally. In addition to making loans to the
Borrower under the Line of Credit as provided in Section 2.1(a) hereof, the Bank shall, upon the request of the Borrower and subject to the terms of this Agreement, also issue one or more letters of credit ("Letters of Credit") for the account of the Borrower up to an aggregate amount not to exceed $1,000,000 (the "Letter of Credit Sublimit"). All amounts drawn under Letters of Credit shall be deemed to be loans made under the Line of Credit and evidenced by the Line of Credit Note, and the amount available to be borrowed under the Line of Credit shall be reduced by the aggregate amounts drawn and available to be drawn at any time under all outstanding Letters of Credit. In no event shall the aggregate amount available to be drawn on all outstanding Letters of Credit plus the outstanding principal balance of Line of Credit Loans exceed the Line of Credit Commitment. The duration of any Letters of Credit shall not extend beyond the Termination Date without the written consent of the Bank.

                          (2) Issuance of Letters of Credit. Subject to the
provisions of Section 2.1(b)(1), the Bank shall issue Letters of Credit for the account of the Borrower, provided that the Borrower (i) provides a written request for each such Letter of Credit specifying the terms thereof, including, without limitation, the amount and the name and address of the beneficiary of such Letter of Credit; (ii) executes and delivers to the Bank an application for each such Letter of Credit pursuant to the form provided for such purpose by the Bank; and (iii) executes and delivers to the Bank such other documents and instruments which the Bank, in its sole and absolute discretion, deems reasonable and necessary. The Borrower shall pay to the Bank all transactional and customary fees required by the Bank in connection with the issuance of each Letter of Credit hereunder, including, without limitation, the Bank's standard remittance, transfer and issuance fees, which fees may be deducted by the Bank from the Borrower's account as such fees are incurred.

                      (c) Line of Credit Note. The obligations of the Borrower to repay the aggregate outstanding principal under the Line of Credit and to pay accrued interest thereon shall be evidenced by a Second Amended and Restated Line of Credit Note, in form and substance satisfactory to the Bank, to be executed and delivered to the Bank concurrently with the execution and delivery of this Agreement (the "Line of Credit Note").

                      (d) Administrative Fee. In addition to the interest and other fees payable by the Borrower, the Borrower shall pay to the Bank a quarterly administrative fee of $1,500, payable on October 1, 1996 and on the first day of each quarterly period thereafter.

                      (e) Existing Line of Credit Note. The Bank agrees to return to the Borrower the Existing Line of Credit Note marked "cancelled."

                  2.2 Real Estate Loan.

                      (a) Generally. The Bank has made available to the Borrower the Existing Real Estate Loan in the initial principal amount of $2,800,000, the proceeds of which have been used refinance certain land and the buildings and other improvements thereon owned by the Borrower and located at One Jake Brown Road, Old Bridge, New Jersey (the "Property"). The Borrower shall repay the Existing Real Estate Loan Indebtedness in one hundred nineteen (119) equal, consecutive, monthly installments in the amount of $15,555.56 on the first day of each month, which payments commenced on June 1, 1996, together with a final installment, consisting of the entire remaining principal balance of the Existing Real Estate Loan, together with all accrued interest thereon, which shall be due and payable May 1, 2006.

                      (b) Interest. Interest shall accrue on the outstanding principal of the Existing Real Estate Loan at an annual rate equal to seven and one quarter of one percent (7.25%) for the period commencing on the date of disbursement thereof, and ending on June 1, 1999. Thereafter, interest shall accrue at an annual rate equal at all times to the Prime Rate, which rate shall change simultaneously and automatically upon each change in the Bank's Prime Rate, or another fixed rate agreed upon between the Bank and the Borrower. Interest shall continue to be paid monthly on the first day of each month beginning October 1, 1996.

                      (c) Real Estate Loan Note. The obligations of the Borrower to repay the aggregate outstanding principal under the Existing Real Estate Loan are evidenced by the Existing Real Estate Loan Note, and the Borrower agrees to repay the Existing Real Estate Loan Indebtedness in accordance with the terms of this Agreement and the Existing Real Estate Loan Note.

                  2.3 Acquisition Facility. The Bank shall make available to the Borrower, commencing on the Closing Date, an Acquisition Facility in the maximum principal amount of $10,000,000 (the "Acquisition Loan Commitment"), upon the terms and conditions set forth herein.

                      (a) Advances. Subject to the terms and conditions of this Agreement, at any time or times on or before the Termination Date, the Bank shall provide to the Borrower a loan or loans (each an "Acquisition Loan" and, collectively, the

"Acquisition Loans") to be used by the Borrower to finance acquisitions. Amounts borrowed under the Acquisition Facility and repaid may not be reborrowed under the Acquisition Facility. The aggregate amount of all Acquisition Loans made under the Acquisition Facility shall not exceed the Acquisition Loan Commitment. If, at any time, the aggregate amount of all Acquisition Loans made under the Acquisition Facility exceeds the Acquisition Loan Commitment, then, without any requirement of demand or notice from the Bank, the Borrower shall immediately pay to the Bank the amount of such excess. Upon the Termination Date, the Bank's commitment to make Acquisition Loans under the Acquisition Facility shall terminate. The aggregate principal balance of each Acquisition Loan, together with accrued interest thereon, shall be repaid in either (i) thirty-six (36) equal consecutive monthly installments, (ii) forty-eight (48) equal consecutive monthly installments, or (iii) sixty (60) equal consecutive monthly installments, as selected by the Borrower on the date of funding of such Acquisition Loan.

                      (b) Requirements for Acquisition Loans. The Bank shall not be obligated to make any Acquisition Loan unless the Borrower has delivered to the Bank the following documents in form and substance satisfactory to the Bank:

                          (1) an Acquisition Loan Note, duly executed
by the Borrower evidencing such Acquisition Loan;

                          (2) such security agreements, guaranty
agreements, financing statements and other documents as may be necessary or desirable in order to insure that the Bank has a first priority perfected security interest in the assets to be acquired by the Borrower, including, without limitation, the assets owned by any corporation whose stock is being acquired by the Borrower in connection with such Acquisition Loan; and

                          (3) the Usage Fee payable to the Bank in
connection with such Acquisition Loan, as provided in Section
2.3(f).

                      (c) Additional Deliveries. The Borrower shall deliver to the Bank within thirty (30) days after the funding of any Acquisition Loan the following documents:

                  (1) copies of any purchase agreement or other agreement of sale entered into by the Borrower in connection with the acquisition to be financed with the proceeds of such Acquisition Loan, together with copies of all other documents executed or delivered in connection therewith; and

                  (2) evidence satisfactory to the Bank of the transfer of the assets or stock acquired by the Borrower, free and clear of all liens and encumbrances.

                      (d) Acquisition Loan Notes. The obligations of the Borrower to repay the outstanding principal of each

Acquisition Loan and to pay accrued interest thereon shall be evidenced by a promissory note, in the form attached hereto as Exhibit "A", to be executed and delivered to the Bank on or prior to the date of funding such Acquisition Loan (each, an "Acquisition Loan Note" and, collectively, the "Acquisition Loan Notes").

                      (e) Commitment Fee. In addition to the interest and other fees payable to the Bank in respect of the Acquisition Facility, the Borrower agrees to pay to the Bank a commitment fee in connection with the Acquisition Facility of $25,000, on or prior to the Closing Date.

                      (f) Usage Fee. On or prior to the disbursement of any Acquisition Loan, in addition to the interest and other fees payable in respect of the Acquisition Facility, the Borrower shall pay to the Bank a usage fee ("Usage Fee"), in an amount equal to .25% of the amount of such Acquisition Loan.

                  2.4 Interest. Interest shall accrue on the outstanding principal amounts of the Line of Credit Loans and the Acquisition Loans in accordance with the following provisions:

                      (a) Line of Credit Applicable Rates. At the Borrower's election, the Line of Credit Loans shall bear interest at any one of the following rates (the "Line of Credit Applicable Rates"):

                          (A) the Prime Rate, such rate to change simultaneously
and automatically upon the Bank's designation of any change in the Prime
Rate; or

                          (B) the Line of Credit Adjusted LIBO Rate.

                      (b) Acquisition Loan Applicable Rates. At the Borrower's election, each Acquisition Loan shall bear interest at any one of the following rates (the "Acquisition Loan Applicable Rates"):

                          (A) the Prime Rate, such rate to change simultaneously
and automatically upon the Bank's designation of any change in the Prime Rate;

                          (B) the Acquisition Loan Adjusted LIBO Rate;

                          (C) a fixed rate of interest based upon either a three
(3), four (4) or a five (5) year amortization as quoted by the Bank to the Borrower on the date of funding any Acquisition Loan.

                      (c) Determination of Interest Periods and Applicable Rates. Interest Periods and the Applicable Rates shall be chosen with respect to Loans as follows:

                      (i) The Borrower may ask the Bank for indications of the
             LIBO Rate for specified Line of Credit Loans and/or Acquisition Loans and Interest Periods, as applicable, at any time. If the Borrower anticipates that it may elect the Adjusted LIBO Rate to be applicable to a Loan, the Borrower shall request an indication of the LIBO Rate prior to 11:00 a.m. (Philadelphia time) at least three Eurodollar Business Days prior to the commencement of the applicable Interest Period, and if the Borrower desires to elect the Adjusted LIBO Rate for such Interest Period, the Borrower must accept such indication of the LIBO Rate by notice to the Bank in writing or by telephone (confirmed promptly in writing) prior to 11:00 a.m. (Philadelphia time) on the date of acceptance, which shall be at least two Eurodollar Business Days prior to the commencement of the Interest Period selected by the Borrower. If the Borrower does not provide the applicable notice of election of the Adjusted LIBO Rate, then the Borrower shall be deemed to have requested that the Prime Rate apply to any Loan which is subject to any expiring Interest Period and to any new Loan, as the case may be, until the Borrower shall have given appropriate notice of a requested change in or determination of the rate of interest in accordance with this Section 2.4. No acceptance of an indication of rate hereunder shall bind the Bank unless timely made.

                      (ii) The Borrower shall not request and the Bank shall not be required to provide, an indication of the LIBO Rate with respect to a specified Interest Period for any Loan of less than $500,000.

                      (iii) All determinations and quotations of rate by the
             Bank hereunder shall be conclusive and binding upon the Borrower, in the absence of manifest error.

                      (iv) If no Interest Period is elected with respect to any
             Adjusted LIBO Rate Loan, the request for such Loan shall be deemed to be a request for a ninety (90) day Interest Period in respect of any such Adjusted LIBO Rate Loan.

                      (v) Upon the occurrence of any Event of Default and a
             resulting acceleration of Obligations pursuant to Section 9.1(b) hereof, all Interest Periods shall automatically terminate and all Adjusted LIBO Rate Loans shall be automatically converted to Loans bearing interest at the Default Rate and shall be subject to the payment of all amounts then due with respect to such termination under Section 2.6 hereof.

                      (vi) Notwithstanding anything to the contrary contained
             herein, the Bank shall not be required to administer concurrently more than a combination of four

             (4) Adjusted LIBO Rate Loans with respect to the Line of Credit Loans.

                       (c) Payment of Interest. Notwithstanding anything to the contrary in this Agreement, the Borrower shall pay interest accruing at the Adjusted LIBO Rate monthly in arrears on the first Business Day of each consecutive calendar month during an Interest Period commencing on the first such date next succeeding the date on which such Interest Period commenced, and on the expiration date of such Interest Period. The Borrower shall pay interest on all Loans other than Adjusted LIBO Rate Loans monthly in arrears on the first day of each consecutive calendar month commencing with the month immediately following the date on which such Loan is made. All accrued but unpaid interest under each of the Notes shall be payable, without demand, on the maturity thereof (whether by its stated terms, or upon prepayment, acceleration or otherwise).

             2.5 Conversion and Continuation of Loans. The Borrower may convert any Line of Credit Loan or Acquisition Loan, as the case may be, to an Adjusted LIBO Rate Loan or continue any Adjusted LIBO Rate Loan subject to an expiring Interest Period for an additional Interest Period upon the same advance notice required pursuant to Section 2.4 hereof, subject, however, to the all of the terms of this Agreement, including, without limitation, the following:

                  (a) Rate Availability. An Adjusted LIBO Rate shall be available, notwithstanding Section 2.6(a) hereof.

                  (b) Limitation on Interest Period. No Interest Period may be elected with respect to any Loan (i) which would expire after the Termination Date in the case of an Adjusted LIBO Rate Loan, or (ii) for a period other than those referred to in the definition of "Interest Period" set forth in Article I hereof.

                  (c) Payment of Interest; No Default. All interest accrued under an expiring Interest Period shall be paid by the Borrower on the last day of such Interest Period, and no continuation or conversion of a Loan subject to an expiring Interest Period shall be made for so long as an Event of Default shall be continuing.

                  (d) Timing. No continuation or conversion of an Adjusted LIBO Rate Loan may be effected on other than the last day of the Interest Period then in effect with respect to such Adjusted LIBO Rate Loan, and a Loan which is not an Adjusted LIBO Rate Loan may be converted into an Adjusted LIBO Rate Loan only on a Eurodollar Business Day.

                  (e) Failure to Give Notice. In the event that the Borrower shall not give notice to continue any Adjusted LIBO Rate Loan into a subsequent Interest Period, the Borrower shall be deemed to have requested that such Adjusted LIBO Rate Loan

(unless repaid) be converted to one accruing interest at the Prime Rate, at the expiration of the then current Interest Period.

             2.6 Special Provisions Applicable to Adjusted LIBO Rate Loans. The following special provisions shall apply to Adjusted
LIBO Rate Loans:

                  (a) Mandatory Suspension and Conversion of Adjusted LIBO Rate Loans. The Bank's obligations to make, maintain or convert into Adjusted LIBO Rate Loans of any type shall be suspended, all outstanding Adjusted LIBO Rate Loans shall be converted on the last day of their applicable Interest Periods (or, if earlier, in the case of clause (ii) below, on the last day the Bank may lawfully continue to maintain Adjusted LIBO Rate Loans or, in the case of clause
(iii) below, the day determined by such Bank to be the last Business Day before the effective date of the applicable restriction) into, and all pending requests for the making of or conversion into Adjusted LIBO Rate Loans shall be deemed requests for, Loans at the Prime Rate if:

                   (i) on or prior to the determination of the interest rate
             for an Adjusted LIBO Rate Loan for any Interest Period, the Bank determines that for any reason appropriate quotations are not available to it (including, quotations in the interbank market selected by it for deposits with it) for purposes of determining the Adjusted LIBO Rate or that such rate would not accurately reflect the cost to the Bank of making, maintaining or converting into an Adjusted LIBO Rate Loan of such type for such Interest Period;

                   (ii) at any time the Bank determines that any Regulatory
             Change makes it unlawful or impracticable for such Bank to make or maintain any Adjusted LIBO Rate Loan, or to comply with its obligations hereunder in respect thereof; or

                   (iii) the Bank determines that by reason of any Regulatory
             Change it is restricted, directly or indirectly, in the amount that it may hold of (x) a category of liabilities that include deposits by reference to which, or on the basis of which, the interest rate applicable to Adjusted LIBO Rate Loans is directly or indirectly determined, or (y) the category of assets that includes Adjusted LIBO Rate Loans.

                   The Bank shall promptly give notice to the Borrower of any circumstance that would make the provisions of this Section 2.6(a) applicable, but the failure to give any such notice shall not affect such Bank's rights hereunder.

               (b) Regulatory Changes. If any Regulatory Change:

                      (i) shall subject the Bank to any Tax determined by the
             Bank to be applicable to any Adjusted LIBO Rate Loan, to the Bank's obligation to make or maintain any such Adjusted LIBO Rate Loan, to this Agreement or any of the Notes, or shall, in the determination of the Bank, change the basis of taxation of payments to the Bank of the principal of or interest on any Adjusted LIBO Rate Loan or of any other amounts payable under this Agreement in respect of any Adjusted LIBO Rate Loan or its obligation to make or maintain any Adjusted LIBO Rate Loan; or

                      (ii) shall impose, increase, modify or deem applicable any
             Tax, reserve, insurance charge, special deposit, assessment or other requirement or condition (other than reserves and assessments taken into account in the calculation of the Adjusted LIBO Rate) against assets of, deposits with or to the account of, credit extended by, or the obligations of the Bank under this Agreement, or shall impose on the Bank or on any relevant interbank market for U.S. Dollars, any condition;

             and the result of the foregoing is to (x) reduce the amount of any sum received or receivable by the Bank with respect to any Adjusted LIBO Rate Loan or the return to be earned by the Bank on any such Loan, (y) impose a cost on the Bank that is attributable to the making or maintaining of, or its commitment to make, any such Adjusted LIBO Rate Loan, or (z) require the Bank to make any payment on, or calculated by reference to, the gross amount of any amount received by it hereunder or under any such Loan, then, within 15 days after request by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as the Bank determines will compensate the Bank for such reduction, increased cost or payment. The Bank will promptly notify the Borrower of any Regulatory Change of which it has knowledge that will entitle the Bank to compensation pursuant to this Section 2.6(b), but the failure to give such notice shall not affect the Bank's right to such compensation. The Bank agrees to take any reasonable action which the Bank determines, in its discretion, may be available without cost or expense to the Bank in order to eliminate or mitigate the effect of such Regulatory Change.

                  (c) Funding Losses. The Borrower shall pay to the Bank, upon request, such amount or amounts as the Bank determines are necessary to compensate it for any loss, cost or expense incurred by it as a result of
(i) any payment, prepayment or conversion of an Adjusted LIBO Rate Loan on a date other than the last day of an Interest Period for such Adjusted LIBO Rate Loan or (ii) an Adjusted LIBO Rate Loan for any reason not being made or converted, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. At the election of the Bank, and without duplication, such compensation on account of losses may include an amount equal to the excess of (x) the interest that would have been received from the Borrowers under this Agreement on any amounts to be redeployed during an Interest Period or its remaining portion over (y) the interest component of the return that the Bank determines it could have obtained had it placed such amount on deposit in the interbank market selected by it for a period equal to such Interest Period or its remaining portion.

              2.7 Requirements of Law. In the event that after the date hereof, any change in any law, regulation or treaty or in the interpretation or application thereof or compliance by the Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

                  (a) subjects or shall subject the Bank to any tax of any kind whatsoever with respect to this Agreement, the loans made hereunder or the issuance or maintenance of the Letters of Credit hereunder, or changes the basis of taxation of payments to the Bank of principal, commitment fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Bank);

                  (b) imposes, modifies or holds or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank, which reserve, special deposit, compulsory loan or similar requirement is not otherwise included in determination of the interest rate hereunder;

                  (c) imposes or shall impose on the Bank any other condition;

and the result of any of the foregoing is to, directly or indirectly, increase the cost to the Bank of making, renewing or maintaining advances or extensions of credit or issuing or maintaining Letters of Credit or to reduce any amount receivable thereunder then, in any such case, the Borrower shall promptly pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for such additional cost or reduced amount receivable. If the Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. The good faith determination as to any additional amounts payable pursuant to the foregoing sentence by the Bank shall be conclusive in the absence of manifest error.

             2.8  Determinations. In making the determinations contemplated by
Section 2.7 and 2.8 hereof the Bank may make such estimates, assumptions, allocations and the like that it, in good faith, determines to be appropriate. All such determinations shall be final, binding and conclusive upon the Borrower, except to the extent of any manifest error in computation or transmission, however, the Bank will permit the Borrower to rebut such determinations if it does so in writing, with appropriate evidence thereof, within ten (10) Business Days from the date of notification thereof by the Bank. The Bank shall furnish to the Borrower a certificate outlining in reasonable detail the computation of any amounts claimed by it under Section 2.8 or 2.9 and the assumptions underlying such computations, provided that the failure to deliver a certificate shall not affect the Bank's right to such amounts, but shall extend the time for the Borrower to respond thereto as required above.

             2.9 Payments and Computations. All amounts payable by the Borrower to the Bank under this Agreement or the Notes shall be paid directly to the Bank in immediately available funds at the address of the Bank set forth in Section
10.2 hereof or at such other address of which the Bank shall give notice to the Borrower pursuant to Section 10.2 hereof. The Bank is authorized to charge any account of the Borrower at the Bank for any payment due by the Borrower under this Agreement or any of the Notes. All computations of interest hereunder shall be made by the Bank on the basis of a year of 360 days for the actual number of days elapsed. All payments under each of the Notes shall be applied first to the payment of interest due and payable thereunder and then to the reduction of the outstanding principal balance thereof.

             2.10 Borrowing. The Borrower shall notify the Bank of each proposed borrowing under the Line of Credit not later than 2:30 p.m., Philadelphia, Pennsylvania time on the day of the proposed borrowing, except as provided in
Section 2.4 with respect to Adjusted LIBO Rate Loans.

             2.11 Prepayment and Repayment. The Borrower shall pay a prepayment premium with respect to Loans bearing interest at a fixed rate equal to the difference between (x) the aggregate amount of interest which would otherwise have been payable on such prepaid amount from the date of prepayment to the date when such prepaid amount was due (but, with respect to the Existing Real Estate Loan, in no event beyond the date on which interest on the Existing Real Estate Loan converts from a fixed rate to a floating rate as prescribed in Section 2.2(b) above, unless the interest rate is thereafter fixed in accordance with such Section), unless the parties have agreed to a new fixed rate of interest to be applicable after such date and (y) the aggregate amount of interest which the Bank would earn if such prepaid amount were invested at the Treasury Rate Security Yield from the date of prepayment to the date when such prepaid amount was due (but, with respect to the Existing Real Estate Loan, in no event beyond the date on which interest on the Existing Real Estate Loan converts from a fixed rate to a floating rate as prescribed in Section 2.2(b) above, unless the interest rate is thereafter fixed in accordance with such Section), unless the parties have agreed to a new fixed rate of interest to be applicable after such date, which difference in interest earnings shall be discounted to present value at the Treasury Rate Security Yield. The term, "Treasury Rate Security Yield", means the bond equivalent yield to maturity available on the secondary market on a Treasury Security with a maturity as close as possible to the scheduled maturity of the prepaid amount and a coupon as close as possible to the bond equivalent yield. The Bank's determination of the amount of any prepayment premium will be conclusive and binding absent manifest error, however, the Bank will permit the Borrower to rebut such amounts if it does so in writing, with appropriate evidence thereof, within ten (10) Business Days from the date of notification by the Bank. All prepayments of outstanding principal shall be applied to installments of principal due thereunder in the inverse order of maturity.

                                   ARTICLE III

                                    SECURITY

             3.1 Security Documents. As security for the prompt payment, performance, satisfaction and discharge when due of all the Obligations, the Borrower shall execute and deliver or shall cause to be executed and delivered to the Bank, concurrently with the execution of this Agreement, the Reaffirmations.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

             In order to induce the Bank to execute and deliver this Agreement and to make the Loans available to the Borrower, the Borrower represents and warrants to the Bank that, as of the date hereof:

             4.1 Good Standing of the Borrower; Authorization. The Borrower is duly incorporated, organized and existing and in good standing in the State of Delaware and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions wherein the nature of its business or property makes such qualification necessary, and has the corporate power to own its properties and to carry on its business as now conducted. The execution, delivery and performance of this Agreement, and the Loan Documents have been duly authorized by all necessary corporate proceedings on the part of the Borrower.

             4.2 Compliance with Laws and Other Agreements. The Borrower is in compliance with all laws, rules, regulations, judgments, decrees, orders, agreements and requirements which affect in any material way the Borrower, its assets or the operation of its business and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any law, regulation, judgment, decree, order, agreement, or other governmental requirement.

             4.3 No Conflict; Governmental Approvals. The execution, delivery, and performance of this Agreement and each of the Loan Documents will not
(i) conflict with, violate, constitute a default under, or result in a breach of any provision of any applicable law, rule, regulation, judgment, decree, order, instrument or other agreement, or (ii) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of the Borrower. No authorization, permit, consent or approval of or other action by, and no filing, registration or declaration with, any governmental authority or regulatory body is required to be obtained or made by the Borrower for the due execution, delivery and performance of this Agreement or any of the Loan Documents, except such as have been duly obtained or made prior to the Closing Date and are in full force and effect as of the Closing Date (copies of which have been delivered to the Bank on or before the Closing Date).

             4.4 Financial and Other Information Regarding Borrower.

                 (a) The Borrower has delivered to the Bank true, correct and complete copies of the balance sheets of the Borrower as of December 31, 1995, and related statements of income for the period then ended, together with notes thereto and the unqualified opinion thereon, dated February 16, 1996 of BDO Seidman, LLP. Those financial statements ("Financial Statements") present fairly the financial position of the Borrower and the results of the operations of the Borrower as of the dates and for the periods indicated, in conformity with GAAP.

                 (b) Except as set forth on Schedule 4.4(b) hereto, the Borrower has no Indebtedness other than as shown in the most recent Financial Statements, and any subsequent interim financial statements which have been delivered to the Bank.

                 (c) Except as set forth on Schedule 4.4(c) hereto, the Borrower has no "investment" (as such term is defined under GAAP), whether by stock purchase, capital contribution, loan, advance, purchase of property or otherwise, in any Person, other than as shown in the most recent Financial Statements, and any subsequent interim financial statements which have been delivered to the Bank.

             4.5 Taxes. The Borrower is not delinquent in payment of any income, property or other tax, except for any delinquency in the payment of a tax which is contested in good faith by the Borrower and for which appropriate reserves have been established in accordance with GAAP.

             4.6 Encumbrances and Guaranties.

                 (a) All properties and assets of the Borrower are owned by the Borrower free and clear of all Encumbrances except (i) those for taxes or other government charges either not yet delinquent or the nonpayment of which is permitted by Section 4.5 of this Agreement; (ii) those not arising in connection with

Indebtedness that do not materially impair the use or value of the properties or assets of the Borrower in the conduct of its businesses; (iii) Encumbrances whose release and termination is evidenced by the Borrower's delivery to the Bank of appropriate documents on the Closing Date; (iv) Encumbrances otherwise permitted under the Loan Documents, the Security Agreement and the Mortgage; and
(v) Encumbrances disclosed in the most recent Financial Statements.

                 (b) The Borrower is not obligated under any Guaranty.

             4.7 Material Adverse Changes. Since December 31, 1995, there has not been any material adverse change in the business, operations, properties or financial position of the Borrower. The Borrower does not know of any fact (other than matters of a general economic or political nature) which materially adversely affects, or, so far as the Borrower can now reasonably foresee, will materially adversely affect, the business, operations, properties or financial position of the Borrower or the performance by the Borrower of its obligations under this Agreement and the other Loan Documents.

             4.8 Margin Securities. The assets of the Borrower do not include any "margin securities" within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, 221), and the Borrower does not have any present intention of acquiring any margin security.

             4.9 ERISA. The provisions of each employee benefit plan as defined in Section 3(3) of ERISA ("Plan") maintained by the Borrower complies with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No reportable event, as defined in Section 4043 of ERISA, has occurred with respect to any Plan; no Plan to which Section 4021 of ERISA applies has been terminated; no Plan has incurred any liability to PBGC as provided in Section 4062, 4063 and 4064 of ERISA; no Plan has been involved in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code; and there are no unfunded liabilities with respect to any Plan which are not disclosed in the Financial Statements.

             4.10 Pending Litigation. There are no actions, suits, proceedings or investigations pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower, before any court, arbitrator or administrative or governmental body which, in the aggregate, might adversely affect any action taken or to be taken by the Borrower under this Agreement and the other Loan Documents or which, in the aggregate, might materially adversely affect the business, operations, properties or financial position of the Borrower, or the ability of the Borrower to perform its obligations under this Agreement and the other Loan Documents.

             4.11 Valid, Binding and Enforceable. This Agreement and the Loan Documents to which the Borrower is a party have been duly and validly executed and delivered by the Borrower and constitute the valid and legally binding obligations of such parties enforceable in accordance with their respective terms, except as enforcement of this Agreement and the other Loan Documents may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and except as enforcement is subject to general equitable principles.

             4.12 Priority of Security Interests. The Security Agreement, together with the financing statements which have been filed in connection therewith have created valid first perfected security interests in the personal property of the Borrower described therein as collateral for all the Obligations subject to no prior Encumbrances.

             4.13 Environmental Matters.

                  (a) The Borrower has performed all of its obligations under, has obtained all necessary approvals, permits, authorizations and other consents required by, and is not in material violation of, any Environmental Laws.

                  (b) The Borrower has not received any notice, citation, summons, directive, order or other communication, written or oral, from, and the Borrower has no knowledge of the filing or giving of any such notice, citation, summons, directive, order or other communication by, any governmental or quasi-governmental authority or agency or any other Person concerning the presence, generation, treatment, storage, transportation, transfer, disposal, release or other handling of any Hazardous Materials within, on, from, related to, or affecting any real property owned or occupied by the Borrower.

                  (c) To the best of the Borrower's knowledge, after reasonable inquiry, no real property owned or occupied by the Borrower has ever been used, either by the Borrower or any of its predecessors in interest, to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material in violation of any applicable Environmental Laws.

                  (d) To the best of the Borrower's knowledge, after due inspection, there are no Hazardous Materials within, on or under any real property owned or occupied by the Borrower in violation of any applicable Environmental Laws.

             4.14 No Untrue Statements. Neither this Agreement, the Loan Documents nor any other document, certificate or statement furnished or to be furnished by the Borrower or by any other party to the Bank in connection herewith contains, or at the time of delivery will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

             4.15 Patents and Trademarks. Since March 30, 1989, the Borrower has not held any patents or trademarks which have been registered with the United States Patent and Trademark Office.

                                    ARTICLE V

                 CONDITIONS PRECEDENT TO THE BANK'S OBLIGATIONS

             The Bank's obligations hereunder are conditioned upon the satisfaction by the Borrower of the following conditions precedent:

             5.1 Documents to be Delivered by the Borrower at Closing. The Borrower shall deliver or cause to be delivered to the Bank at the Closing the following:

                  (a) This Agreement duly executed by the Borrower;

                  (b) The Line of Credit Note and the Allonge to Existing Real Estate Loan Note duly executed by the Borrower;

                  (c) The Reaffirmations duly executed by the parties thereto;

                  (d) Evidence of the Borrower's having complied with those covenants regarding insurance as are contained in this Agreement and the other Loan Documents;

                  (e) A certificate of the Secretary or an Assistant Secretary of the Borrower dated the Closing Date including (i) resolutions duly adopted by the Borrower authorizing the transactions under the Loan Documents; (ii) a copy of the by-laws of the Borrower; (iii) evidence of the incumbency and signature of the officers executing on the Borrower's behalf any of the Loan Documents and any other document to be delivered pursuant to any such documents, together with evidence of the incumbency of such officers; (iv) a copy, certified by the Delaware Secretary of State, as of the most recent date practicable, of the Borrower's Articles of Incorporation, together with the certification of the Secretary or Assistant Secretary of the Borrower as of the Closing Date that such Articles of Incorporation have not been amended since the date of the aforesaid certification by the Secretary of State; and (v) certificates of authority or good standing for the Borrower from its jurisdiction of incorporation and any other jurisdiction where the Borrower is qualified to do business;

                  (f) A copy of each and every authorization, permit, consent, and approval of and other action by, and notice to and filing with, every governmental authority and regulatory body which is required to be obtained or made by the Borrower for the due execution, delivery and performance of this Agreement and the other Loan Documents; and

                  (g) The opinion of Stradley, Ronon, Stevens & Young dated as of Closing Date, in form and substance reasonably satisfactory to the Bank and its counsel.

              5.2 Conditions Precedent to Making Line of Credit Loans or Acquisition Loans. The Bank shall not be obligated to make any Line of Credit Loans or any Acquisition Loan hereunder unless:

                  (a) As of the date of the proposed advance, no Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;


                  (b) The representations and warranties contained in Article IV are true and correct on the date of the proposed advance, except that the representations and warranties in Section 4.4 shall refer to the financial statements most recently supplied to the Bank pursuant to Section 6.2 of this Agreement; and

                  (c) No material adverse change has occurred in the business, property, operations or condition (financial or otherwise) of the Borrower since the date hereof; and

                  (d) The Borrower has delivered to the Bank, upon the Bank's request, a certificate executed by the chief executive officer of the Borrower confirming the statements made in paragraphs (a), (b), and (c) above.

                                   ARTICLE VI

                      AFFIRMATIVE COVENANTS OF THE BORROWER

             The Borrower hereby covenants and agrees that from the date hereof and until satisfaction in full of the Obligations, unless the Bank shall otherwise consent in writing, the Borrower shall do the following:

             6.1 Use of Proceeds. Use the proceeds of the borrowings hereunder only for the purposes specified in Sections 2.1, 2.2 and 2.3 of this Agreement.

             6.2 Financial Statements. Furnish to the Bank the following financial statements which shall be prepared in accordance with GAAP and signed by the chief financial officer of the Borrower:

                 (a) within one hundred twenty (120) days after the end of each fiscal year, the financial statements of the Borrower, including a balance sheet, statement of income and statement of cash flows, as reported on the Form 10K of the Borrower as filed with the United States Securities and Exchange Commission, and such other financial statements of the Borrower in such detail as the Bank may reasonably request. Such financial statements shall present fairly the financial condition of the Borrower as of the close of such year and the results of its operations and its cash flows during such year, in accordance with GAAP, and shall be audited and accompanied by the opinion, satisfactory in form and substance to the Bank, of BDO Seidman, LLP or another independent public accountant acceptable to the Bank;

                 (b) within sixty (60) days after the end of each fiscal quarter, the financial statements of the Borrower, including a balance sheet, statement of income and statement of cash flows, as reported on the Form 10Q of the Borrower as filed with the United States Securities and Exchange Commission, and such other financial statements of the Borrower in such detail as the Bank may reasonably request. Such financial statements shall present fairly the financial condition of the Borrower as of the close of such quarter and the results of its operations and its cash flows during such quarter, in accordance with GAAP, certified by the chief financial officer of the Borrower;

                 (c) within one hundred eighty (180) days after the end of each fiscal year of the Borrower, a copy of the Management Letter of the Borrower prepared by BDO Seidman, LLP or another independent public accountant acceptable to the Bank; and

                 (d) such other information in the Borrower's possession as the Bank may reasonably request.

             6.3 Ordinary Course of Business; Records. Conduct its business only in the ordinary course and keep accurate and complete books and records of its assets, liabilities and operations consistent with sound business practices and in accordance with GAAP.

             6.4 Information for the Bank. Make available during normal business hours for inspection by the Bank or its designated representatives any of its books and records when reasonably requested by the Bank to do so, and furnish the Bank any information reasonably requested regarding its operations, business affairs and financial condition within a reasonable time after the Bank gives notice of its request therefor. In particular, and without limiting the foregoing, the Borrower shall permit, during normal business hours, representatives of the Bank's Audit Department to make such periodic inspections of the Borrower's books, records and assets as such representatives deem necessary and proper.

             6.5 Insurance. Carry at all times in financially sound and reputable insurers: (a) all workers' compensation or similar insurance as may be required under the laws of any jurisdiction; (b) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about any premises occupied by it or occurring as a result of the ownership, maintenance or operation by it of any automobile, truck or other vehicle or as a result of the use of products manufactured, constructed or sold by it, or services rendered by it; (c) business interruption insurance covering risk of loss as a result of the cessation for all or any part of one year of any substantial part of the business conducted by it; (d) hazard insurance against such other hazards as are usually insured against by business entities of established reputation engaged in like businesses and similarly situated, including, without limitation, fire (flood, if applicable) and extended coverage; and (e) such other insurance as the Bank may from time to time reasonably require, and pay all premiums on the policies for all such insurance when and as they become due and take all other actions necessary to maintain such policies in full force and effect at all times. The insurance specified in Subsections (b), (c) and (d) shall be maintained in such amounts (and with co-insurance and deductibles) as such insurance is usually carried by business entities of established reputation engaged in the same or similar business and similarly situated, provided that the amount of such coverage shall not be in an amount less than 80% of the insurable value of the Borrower's assets or 100% of the amount of the Loans. The Borrower shall from time to time, upon request by the Bank, promptly furnish or cause to be furnished to the Bank evidence, in form and substance satisfactory to the Bank, of the maintenance of all insurance required to be maintained hereby, including, without limitation, such originals or copies as the Bank may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments. The Borrower shall cause each hazard insurance policy to provide, and the insurer issuing each such policy to certify to the Bank, that (a) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Bank and such cancellation or change shall not be effective for 30 days after receipt by the Bank of such notice, unless the effect of such change is to extend or increase coverage under the policy; (b) the Bank shall be named as lender loss payee with respect to personal property and mortgagee with respect to real property; and (c) the Bank will have the right, at its election, to remedy any default in the payment of premiums within 30 days of notice from the insurer of such default. The foregoing covenants regarding insurance are in addition to, and not intended to supersede, those covenants regarding insurance set forth in the Security Agreement. In the event and to the extent of any conflict between the provisions of this Agreement and the provisions of the Security Agreement regarding the insuring of Collateral, the provisions of the Security Agreement with respect thereto shall govern.

             6.6 Maintenance. Maintain its equipment, real property and other properties in good condition and repair (normal wear and tear excepted) and pay and discharge the cost of repairs thereto or maintenance thereof.

             6.7 Taxes. Pay all taxes, assessments, charges and levies imposed upon it or on any of its property, or which it is required to withhold and pay over, and provide evidence of payment thereto to the Bank if the Bank so requests, except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside on its books; provided, however, that the Borrower shall pay all such taxes, assessments, charges and levies forthwith whenever foreclosure on any lien which attaches or security therefor appears imminent.

             6.8 Leases. Pay all rent or other sums required by every lease to which the Borrower is a party as the same becomes due and payable, perform all its obligations as tenant or lessee thereunder except where contested in good faith by lawful and appropriate proceedings and where adequate reserves therefor have been set aside; and keep all such leases at all times in full force and effect during the terms thereof.

             6.9 Corporate Existence; Certain Rights; Laws. Do all things necessary to preserve and keep in full force and effect in each jurisdiction in which it conducts business the business existence, licenses, permits, rights, patents, trademarks, trade names and franchises of the Borrower and comply with all present and future laws, ordinances, rules, regulations judgments, orders and decrees which affect in any material way the Borrower, its assets or the operation of its business.

             6.10 Notice of Litigation or Other Proceedings. Give immediate notice to the Bank of (i) the existence of any dispute, (ii) the institution of any litigation, administrative proceeding or governmental investigation involving the Borrower or (iii) the entry of any judgment, decree or order against or involving the Borrower, any of which might materially and adversely affect the operation, financial condition, property or business of the Borrower or affect the enforceability of this Agreement or any of the other Loan Documents.

             6.11 Indebtedness. Pay or cause to be paid when due (or within applicable grace periods) all Indebtedness of the Borrower.

             6.12 Notice of Events of Default. Give immediate notice to the Bank if the Borrower becomes aware of the occurrence of any Event of Default, or of any fact, condition or event which with the giving of notice or lapse of time, or both, would be an Event of Default, or of the failure of the Borrower to observe or perform any of the conditions or covenants to be observed or performed by it under this Agreement or any of the other loan Documents.

             6.13 ERISA. Maintain each Plan in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code. As promptly as practicable (but in any event not later than ten days) after the Borrower receives from the PBGC a notice of intent to terminate any Plan or to appoint a trustee to administer any Plan, after the Borrower has notified the PBGC that any reportable event, as defined in Section 4043 of ERISA, with respect to any Plan has occurred, or after the Borrower has provided a notice of intent to terminate to each affected party, as defined for purposes of Section 4041(a)(2) of ERISA, with respect to any Plan, a certificate of the chief executive officer of the Borrower shall be furnished to the Bank setting forth the details with respect to the events resulting in such reportable event, as the case may be, and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of intent to terminate or to appoint a trustee from the PBGC, of the notice of such reportable event or of the Borrower's notice of intent to terminate, as the case may be.

             6.14 Deposit Accounts. Use the Bank as its primary depository institution to the extent reasonably feasible unless otherwise agreed in writing by the Bank; and notify the Bank, in writing and on a continuing basis, of all deposit accounts and certificates of deposit (including the numbers thereof) maintained with or purchased from other banks and other financial institutions. Notwithstanding the foregoing, Borrower may use a bank other than the Bank for its payroll account, and working capital accounts (which accounts may not, at any time, contain an average daily balance calculated on a monthly basis, in excess of $250,000 in the aggregate) to be used for incidental expenses of Borrower, including, travel expenses of its employees, and provided no Events of Default exist, Borrower may, at Borrower's discretion, in lieu of the Lock Box Agreement, use a New Jersey bank, satisfactory to the Bank, as a depository transfer institution, pursuant to an agreement in form and substance satisfactory to the Bank, establishing a depository transfer arrangement between the Bank, the depository bank and the Borrower.

             6.15 Management. Furnish to Bank within five (5) days of any election or appointment of officers or directors, written notice of any change in the persons who from time to time become officers and directors of Borrower and retain executive management personnel at all times satisfactory to the Bank, it being understood that management, which consists of James A. Luksch as President and CEO, and Robert J. Palle as Executive Vice President, of the Borrower as of the date hereof, is satisfactory.

             6.16 Financial Covenants. Observe the financial covenants set forth on Schedule 6.16 attached hereto and made a part hereof, provided that such financial covenants shall be revised if the Line of Credit Commitment is extended beyond the Termination Date.

             6.17 Compliance with Environmental Laws. Comply fully with all Environmental Laws and not use any property which it owns or occupies to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material, except in compliance with all Environmental Laws.

             6.18 Further Actions. Cooperate and join with the Bank, at its own expense, in taking all such further actions as the Bank, in its sole judgment, shall deem necessary to effectuate the provisions of the Loan Documents and to perfect or continue the perfected status of all Encumbrances granted to the Bank pursuant to the Loan Documents, including, without limitation, the execution, delivery and filing of financing statements, amendments thereto and continuation statements, the delivery of chattel paper, documents or instruments to the Bank, and the notation of Encumbrances in favor of the Bank on certificates of title.

             6.19 Material Adverse Change. Notify the Bank in writing upon any material adverse change in the business, operations, properties or condition (financial or otherwise) of the Borrower.

             6.20 Meeting Regarding Projections. On or prior to May 1, 1997, the Borrower shall participate in a meeting with the Bank at which time the Borrower shall discuss with the Bank the Borrower's financial statement projections for the 1997 fiscal year, including without limitation, the Borrower's projected balance sheet, statement of income and statement of cash flows for such fiscal year.

             6.21 Subordination of Debt. Deliver to the Bank a subordination agreement in form and substance satisfactory to the Bank with respect to any Indebtedness of the Borrower (except Indebtedness permitted pursuant to Section
7.2 hereof) incurred after the date hereof.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

             The Borrower hereby covenants and agrees that from the Closing Date until satisfaction in full of the Obligations, it will not do any one or more of the following without first obtaining the written consent of the Bank:

             7.1 Fundamental Corporate Changes.

                 (a) Change its name, enter into or effect any merger (except any merger where the Borrower is the surviving corporation), consolidation, share exchange involving in excess of 25% of the Borrower's capital stock, or dissolve.

                 (b) Sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business) any material part of its assets or any significant product line or process;

                 (c) Have any Subsidiary, except Blonder International and Vu-Tech Communications, Inc.

             7.2 Indebtedness. Incur, create, assume or have any Indebtedness except:

                 (a) The Loans; and

                 (b) Indebtedness constituting either Capital Lease Obligations or Indebtedness under agreements for the installment purchase of equipment, provided that such Indebtedness does not exceed 100% of the installment purchase price of such equipment; and

                 (c) Obligations to The Business Bank pursuant to a promissory note dated July 22, 1993 in the original principal amount of $950,000.

             7.3 Encumbrances. Create or allow any Encumbrances to be on or otherwise affect any of its property or assets except:

                 (a) Encumbrances in favor of the Bank;

                 (b) Encumbrances for taxes, assessments and other governmental charges incurred in the ordinary course of business which are not yet due and payable or which are being properly contested in good faith by lawful and appropriate proceedings;

                 (c) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation or to participate in any fund in connection with workmen's compensation, unemployment insurance or other social security obligations;

                 (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of tenders, contracts (other than for the repayment of Indebtedness) or leases or to secure statutory obligations or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                 (e) Liens of mechanics, materialmen, warehousemen, carriers or other similar liens, securing obligations incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith by appropriate and lawful proceedings;

                 (f) Encumbrances securing Indebtedness permitted under Section
7.2 (b), provided that (i) no other covenants of this Agreement are thereby violated and (ii) no equipment other than the equipment so acquired secures such Indebtedness;

                 (g) Encumbrances, if any, otherwise expressly permitted by the Security Agreement or the Mortgage; and

                 (h) Encumbrances disclosed in the Financial Statements, and any subsequent interim financial statements which have been delivered to the Bank prior to the Closing Date, or as set forth on Schedule 7.3 attached hereto.

             7.4 Guaranties. Directly or indirectly make any Guaranty, other than for the benefit of Blonder International.

             7.5 Sales and Lease-Backs. Sell, transfer or otherwise dispose of any property, real or personal, now owned or hereafter acquired, with the intention of directly or indirectly taking back a lease on such property.

             7.6 Loans, Investments. Except as set forth on Schedule 4.4(c), purchase, invest in, or make any loan in the nature of an investment in the stocks, bonds, notes or other securities or evidence of Indebtedness of any person, or make any loan or advance to or for the benefit of any Person except for (i) short-term obligations of the Treasury of the United States of America;
(ii) certificates of deposit issued by banks with shareholders' equity of at least $100,000,000; (iii) repurchase agreements not exceeding 29 days in duration issued by banks with shareholders' equity of at least $100,000,000;
(iv) notes and other instruments generally known as "commercial paper" which arise out of current transactions, which have maturities at the time of issuance thereof not exceeding nine months and which have, at the time of such purchase, investment or other acquisition, the highest credit rating of Standard & Poor's Corporation or Moody's Investors Service, Inc.

             7.7 Change in Business. Discontinue any substantial part, or change the nature of, the business of the Borrower, or enter into any new business unrelated to the present business conducted by the Borrower.

             7.8 Sale or Discount of Receivables. Sell any notes receivable or accounts receivable, with or without recourse.

             7.9 Prepayment of Indebtedness. Make any voluntary prepayments of Indebtedness other than the Loans.

             7.10 ERISA.

                  (a) Terminate any Plan maintained by the Borrower to which
Section 4021 of ERISA applies;

                  (b) Allow the value of the benefits guaranteed under Title IV of ERISA to exceed the value of assets allocable to such benefits;

                  (c) Incur a withdrawal liability within the meaning of Section 4201 of ERISA.

             7.11 Compliance with Federal Reserve Board Regulations. (i) Use any of the proceeds of the Loans, directly or indirectly, for the purposes of purchasing or carrying any "margin security" within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, 221), (ii) use any of the proceeds of the Loans, directly or indirectly, for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X of such Board (12 C.F.R. 224), or (iii) take or permit to be taken any other action which would result in the Loans or the consummation of any of the other transactions contemplated hereby being violative of such regulations or any other regulation of such Board.

             7.12 Blonder International. From and after the Closing Date, and until satisfaction in full of all Obligations of the Borrower to the Bank, unless the Bank shall otherwise consent in writing, the Borrower shall not transfer assets having a value in excess of $200,000 in the aggregate to Blonder International, and shall not permit Blonder International to have assets having an aggregate book value in excess of $200,000.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

             An event of default ("Event of Default") under this Agreement shall be deemed to exist if any one or more of the following events occurs and is continuing, whatever the reason therefor:

             8.1 Borrower's Failure to Pay. The Borrower fails to pay any amount of principal interest, fees or other sums as and when due under this Agreement or any of the Loan Documents, or any other Obligations, whether upon stated maturity, acceleration, or otherwise and has not remedied and fully cured such failure to pay within ten (10) Business Days after the date such payment is so due.

             8.2 Breach of Covenants or Conditions. The Borrower or any of the Other Loan Parties fails to perform or observe any term, covenant, agreement or condition in this Agreement or any of the other Loan Documents or is in violation of or non-compliance with any provision of this Agreement or any of the Loan Documents, and has not remedied and fully cured such non-performance, non-observance, violation of or non-compliance within thirty (30) days after the Bank has given written notice thereof to the Borrower, or such Other Loan Party; provided, however, that during such thirty (30) day period the Bank's obligations to make further Loans to the Borrower shall be suspended.

             8.3 Defaults in Other Agreements. The Borrower or any of the Other Loan Parties fails to perform or observe any term, covenant, agreement or condition contained in, or there shall occur any default under or as defined in, any other agreement applicable to the Borrower or any of the Other Loan Parties or by which any of them is bound involving a material liability of the Borrower or any of the Other Loan Parties which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied, unless such default is waived by the other party thereto or excused as a matter of law.

             8.4 Agreements Invalid. The validity, binding nature of, or enforceability of any material term or provision of any of the Loan Documents is disputed by, on behalf of, or in the right or name of the Borrower or any of the Other Loan Parties or any material term or provision of any such Loan Document is found or declared to be invalid, avoidable, or non-enforceable by any court of competent jurisdiction.

             8.5 False Warranties; Breach of Representations. Any warranty or representation made by the Borrower or any of the Other Loan Parties in this Agreement or any other Loan Document or in any certificate or other writing delivered under or pursuant to this Agreement or any other Loan Document, or in connection with any provision of this Agreement or related to the transactions contemplated hereby shall prove to have been false or incorrect or breached in any material respect on the date as of which made.

             8.6 Judgments. A final judgment or judgments is entered, or an order or orders of any judicial authority or governmental entity is issued against the Borrower or any of the Other Loan Parties (such judgment(s) and order(s) hereinafter collectively referred to as "Judgment") (i) for payment of money, which Judgment, in the aggregate, exceeds Two Hundred Thousand Dollars ($250,000.00) outstanding at any one time which is not covered by insurance; or
(ii) for injunctive or declaratory relief which would have a material adverse effect on the ability of the Borrower or any of the Other Loan Parties to conduct its business, and such Judgment is not discharged or execution thereon or enforcement thereof stayed pending appeal, within thirty days after entry or issuance thereof, or, in the event of such a stay, such Judgment is not discharged within thirty days after such stay expires.

             8.7 Bankruptcy or Insolvency of the Borrower or Other Loan Parties.

                 (a) The Borrower or any of the Other Loan Parties becomes insolvent, or generally fails to pay, or is generally unable to pay, or admits in writing its inability to pay, its debts as they become due or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Borrower or any of the Other Loan Parties, as the case may be, or a substantial part of its property, or makes a general assignment for the benefit of creditors.

                 (b) The Borrower or any of the Other Loan Parties commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding.

                 (c) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of the Borrower or any of the Other Loan Parties, or an order for relief is entered in any such proceeding which is not terminated upon the earlier of (i) the entry of an order to relief in any such proceeding or
(ii) within ninety (90) days after such case or proceeding is involuntarily commenced.

                 (d) A trustee, receiver, or other custodian is appointed for the Borrower or any of the Other Loan Parties or a substantial part of such Person's property and such appointment is not terminated within ninety (90) days thereafter.

                                   ARTICLE IX

                                    REMEDIES

             9.1 Further Advances; Acceleration; Setoff.

                 (a) Upon the occurrence of any one or more Events of Default, the Bank may, in its sole discretion, refuse to make any further advances or Loans to the Borrower;

                 (b) Automatically upon the occurrence of any Event of Default described in Section 8.7 of this Agreement, and in the sole discretion of the Bank upon the occurrence of any other Event of Default, the unpaid principal balance of all Loans, all interest and fees accrued and unpaid thereon, and all other amounts and Obligations payable by the Borrower under this Agreement and the other Loan Documents shall immediately become due and payable in full, all without protest, presentment, demand, or further notice of any kind to the Borrower, all of which are expressly waived by the Borrower;

                 (c) If any of the Obligations shall be due and payable or any one or more Events of Default shall have occurred, the Bank shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to apply toward and set-off against and apply to the then unpaid balance of the Notes and the other Obligations any items or funds held by the Bank, any and all deposits (whether general or special, time or demand, matured or unmatured, fixed or contingent, liquidated or unliquidated) now or hereafter maintained by the Borrower for its own account with the Bank, and any other indebtedness at any time held or owing by the Bank to or for the credit or the account of the Borrower. For such purpose the Bank shall have, and the Borrower hereby grants to the Bank, a first lien on all such deposits. The Bank is hereby authorized to charge any such account or indebtedness for any amounts due to the Bank. Such right of set-off shall exist whether or not the Bank shall have made any demand under this Agreement, the Notes or any other Loan Document and whether or not the Notes and the other Obligations are matured or unmatured. The Borrower hereby confirms the Bank's lien on such accounts and right of set-off, and nothing in this Agreement shall be deemed any waiver or prohibition of such lien and right of set-off.

             9.2 Further Remedies. Upon the occurrence of any one or more Events of Default, the Bank may proceed to protect and enforce its rights under this Agreement and the other Loan Documents by exercising such remedies as are available to the Bank in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Agreement or any of the other Loan Documents or in aid of the exercise of any power granted in this Agreement or any of the other Loan Documents.

                                    ARTICLE X

                                  MISCELLANEOUS

             10.1 Remedies Cumulative; No Waiver. The rights, powers and remedies of the Bank provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity, and no failure or delay on the part of the Bank in the exercise of any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

             10.2 Notices. Every notice and communication under this Agreement or any of the other Loan Documents shall be in writing and shall be given by either (i) hand-delivery, (ii) first class mail (postage prepaid),
(iii) reliable overnight commercial courier (charges prepaid), or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) and (iii) of this sentence, to the following addresses:

                      If to the Borrower:

                      Blonder Tongue Laboratories, Inc.
                      One Jake Brown Road
                      Old Bridge, NJ  08857
                      Attn:  Mr. James A. Luksch, President
                      Fax:  (908) 679-4353

                      With a copy to:

                      Stradley, Ronon, Stevens & Young
                      2600 One Commerce Square
                      Philadelphia, PA  19103-7098
                      Attn:  Gary P. Scharmett, Esquire
                      Fax:  (215) 564-8120

                      If to the Bank:

                      Meridian Bank
                      35 North Sixth Street
                      Reading, Pennsylvania  19603
                      Attn:  Ms. Lynn B. Eagleson, Assistant Vice President
                      Fax:  (610) 655-1514

                      With a copy to:

                      Duane, Morris & Heckscher
                      One Liberty Place
                      Philadelphia, PA  19103
                      Attn:  Andrew Hamilton, Esquire
                      Fax:  (215) 979-1020

                 Notice given by telecopy or other means of electronic transmission shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand delivery shall be deemed to have been given and received upon delivery. A party may change its address by giving written notice to the other party as specified herein.

                 10.3 Costs, Expenses and Attorneys' Fees. Whether or not the transactions contemplated by this Agreement and the other Loan Documents are fully consummated, the Borrower shall promptly pay (or reimburse, as the Bank may elect) all costs and expenses which the Bank has incurred or may hereafter incur in connection with the negotiation, preparation, reproduction, interpretation and enforcement of this Agreement and the other Loan Documents, the collection of all amounts due hereunder and thereunder, and any amendment, modification, consent or waiver which may be hereafter requested by the Borrower or otherwise required. Such costs and expenses shall include, without limitation, the fees and disbursements of counsel to the Bank, the costs of appraisal fees, searches of public records, costs of filing and recording documents with public offices, and similar costs and expenses incurred by the Bank. Upon the occurrence of an Event of Default, such costs shall also include the fees of any accountants, consultants or other professionals retained by the Bank. The Borrower's reimbursement obligations under this Section shall survive any termination of this Agreement.

                 10.4 Survival of Covenants. This Agreement and all covenants, agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the making of the Loans and the execution and delivery of the Notes and, subject to the provisions of 10.15 hereof, shall continue in full force and effect until all of the Obligations have been fully paid, performed, satisfied and discharged.

                 10.5 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement shall be deemed to have been executed and delivered when the Bank has received counterparts hereof executed by all parties listed on the signature page(s) hereto.

                 10.6 Headings. The headings of sections have been included herein for convenience only and shall not be considered in interpreting this Agreement.

                 10.7 Payment Due On A Day Other Than A Business Day. If any payment due or action to be taken under this Agreement or any Loan Document falls due or is required to be taken on a day which is not a Business Day, such payment or action shall be made or taken on the next succeeding Business Day and such extended time shall be included in the computation of interest.

                 10.8 Judicial Proceedings. Each party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or any of the other Loan Documents or the dealings of the parties with respect hereto, or thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THAT THE BANK WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

                 10.9 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania.

                 10.10 Integration. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

                 10.11 Amendment and Waiver. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

                 10.12 Successors and Assigns.

                       (a) Generally. This Agreement (i) shall be binding upon the Borrower and the Bank and their respective successors and assigns, and
(ii) shall inure to the benefit of the Borrower and the Bank and its respective successors and assigns, provided, however, that the Borrower may not assign its rights hereunder or any interest herein without the prior written consent of the Bank, and any such assignment or attempted assignment by the Borrower shall be void and of no effect with respect to the Bank.

                       (b) Participations. The Bank may from time to time sell or otherwise grant participations in the Loans and the Notes, and the holder of any such participation, if the participation agreement so provides, (i) shall, with respect to its participation, be entitled to all of the rights of the Bank and (ii) may exercise any and all rights of setoff or banker's lien with respect thereto, in each case as fully as though the Borrower were directly indebted to the holder of such participation in the amount of such participation. The Bank may disclose to prospective participants such information regarding the Borrower's affairs as the Bank possesses. The Bank shall give notice to the Borrower of the grant of such participations; however, the failure to give such notice shall not affect any of the Bank's rights hereunder.

                 10.13 Severability of Provisions. Any provision in this Agreement that is held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions, and to this end the provisions of this Agreement are declared to be severable.

                 10.14 Consent to Jurisdiction and Service of Process. The Borrower irrevocably appoints each and every officer of the Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth in Section 10.2 hereof, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any of the other Loan Documents; and the Borrower hereby (i) consents that any action or proceeding against it be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania by service of process on any such officer;
(ii) agrees that the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of the Borrower and the Collateral, and (iii) waives any objection that such Borrower may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Notwithstanding the foregoing, the Bank, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which the Borrower may be found or in which any of its properties or the Collateral may be located.

                 10.15 Indemnification

                       (a) If, after receipt of any payment of all or any part of the Obligations, the Bank is compelled to surrender such payment to any Person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Agreement and the other Loan Documents shall continue in full force and effect, and the Borrower shall be liable for, and shall indemnify, defend and hold harmless the Bank with respect to the full amount so surrendered.

                       (b) The Borrower shall indemnify, defend and hold harmless the Bank with respect to any and all claims, expenses, demands, losses, costs, fines or liabilities of any kind, including reasonable attorneys' fees and costs, arising from or in any way related to (i) acts or conduct of the Borrower or any of the Other Loan Parties under, pursuant to or related to this Agreement and the other Loan Documents, (ii) Borrower's or any Other Loan Party's breach or violation of any representation, warranty, covenant or undertaking contained in this Agreement or the other Loan Documents, and
(iii) Borrower's or any other Loan Party's failure to comply with any or all laws, statutes, ordinances, governmental rules, regulations or standards, whether federal, state, or local, or court or administrative orders or decrees, including without limitation those resulting from any Hazardous Materials or dangerous environmental condition within, on, from, related to or affecting any real property owned or occupied by the Borrower, unless resulting from the acts or conduct of the Bank constituting gross negligence or willful misconduct.

                       (c) The provisions of this section shall survive the termination of this Agreement and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Obligations, the cancellation of any of the Notes, the release of any Encumbrance securing the Obligations or any other action which the Bank may have taken in reliance upon its receipt of such payment. Any cancellation of any of the Notes, release of any Encumbrance or other such action shall be deemed to have been conditioned upon any payment of the Obligations having become final and irrevocable.

                IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers on the date first above written.

                                      BLONDER TONGUE LABORATORIES, INC.


                                      By:____________________________
                                      Name:
                                      Title:


                                      CORESTATES BANK, N.A.
                                      (successor to Meridian Bank)


                                      By:____________________________
                                      Name:
                                      Title:

STATE OF                                             :
                                      : SS
COUNTY OF                                            :


         I CERTIFY that on September 26, 1996, James A. Luksch, the President of BLONDER TONGUE LABORATORIES, INC., a Delaware corporation, personally appeared before me, who I am satisfied to be the person who signed the foregoing instrument, and acknowledged that he was authorized to execute the same as the act of said corporation.


                                   ------------------------------

                                   Name:_________________________

                                   Title:________________________

                                 Schedule 4.4(b)

         Lease commitment between Borrower and Meridian Capital Leasing dated September 20, 1996 for the aggregate amount of $29,185, of which $9,719 is presently outstanding.

                                 Schedule 4.4(c)

         Investment in Enhances Telecommunications, Inc. ("ETI") pursuant to Share Exchange Agreement dated July 20, 1996 pursuant to which Borrower issued 8,333 shares of its common stock in exchange for 11,211 shares of ETI's common stock.

                                  Schedule 6.16

                               FINANCIAL COVENANTS

         This Schedule is a part of the Second Amended and Restated Loan Agreement dated September 26, 1996 between CoreStates Bank, N.A. (successor to Meridian Bank) and Blonder Tongue Laboratories, Inc.

         A. Debt Coverage Ratio--The Borrower shall have a Debt Coverage Ratio at the end of the fiscal year ending December 31, 1996 of not less than 2:00:1.00, and for each fiscal year thereafter.

         B. Net Working Capital--The Borrower shall have Net Working Capital of not less than $12,000,000 for the fiscal year ending December 31, 1996, and for each fiscal quarter thereafter.

         C. Ratio of Senior Debt to Capital Funds--The Borrower shall have a ratio of Senior Debt to Capital Funds of not more than 1.50:1.00 for the fiscal year ending December 31, 1996, and for each fiscal quarter thereafter.

         For purposes of this Schedule, all capitalized terms used herein and not otherwise defined shall have the meanings given to them, respectively, in the Loan Agreement, and the following terms shall have the following meanings:

         "Capital Funds" shall mean, at any time, the sum of Subordinated Indebtedness plus Tangible Net Worth.

         "Current Assets" shall mean, at any time, all assets which, in accordance with GAAP, should be classified as current assets of the Borrower.

         "Current Liabilities" shall mean, at any time, all Liabilities which, in accordance with GAAP, should be classified as current liabilities of the Borrower.

         "Debt Coverage Ratio" shall mean for each Fiscal Year the ratio of
(A) the Net Income for such Fiscal Year increased by the sum of (i) interest expense for such Fiscal Year, plus (ii) income tax expense for such Fiscal Year, plus (iii) the depreciation and amortization expense included in the income statement for such Fiscal Year, to (B) interest expense for such Fiscal Year, plus the prior Fiscal Year's current maturities of long term debt, all as determined in accordance with GAAP.

         "Liabilities" shall mean, at any time, all liabilities which, in accordance with GAAP, shall be classified as liabilities of the Borrower.

         "Net Income" shall mean, for any period, the net income of the Borrower, determined in accordance with GAAP, excluding:

                      (a)     the proceeds of any insurance policy;

                      (b)     any gain or loss arising from:

                              (1)  the sale or other disposition of any assets
(other than Current Assets);

                              (2)  any write-up of assets; or

                              (3)  the acquisition of outstanding securities
representing Indebtedness of the Borrower;

                      (c) any amount representing any interest in the undistributed earnings of any Person;

                      (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner;

                      (e) any earnings of a successor to or transferee of the assets of the Borrower prior to becoming such successor or transferee;

                      (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person; and

                      (g) any other item constituting an extraordinary gain or loss under GAAP.

             "Net Working Capital" shall mean, at any time, the amount by which Current Assets exceed Current Liabilities, less any amount due from any Affiliate to the extent that such amount is included in Current Assets.

             "Senior Debt" shall mean, at any time, all Liabilities less all Subordinated Indebtedness.

             "Subordinated Indebtedness" shall mean, at any time, all Indebtedness subordinated to the Obligations on terms satisfactory to the Bank.

             "Stockholders' Equity" shall mean, at any time, stockholders' equity as determined in accordance with GAAP.

             "Tangible Net Worth" shall mean, at any time, the aggregate Stockholders' Equity, less all intangible assets of the Borrower, including, without limitation, organization costs, securities issuance costs, unamortized debt discount and expense, goodwill, excess of purchase costs over net assets acquired, patents, trademarks, trade names, copyrights, trade secrets, knowhow, licenses, franchises, capitalized research and development expenses, amounts owing from officers and/or Affiliates and any amount reflected as treasury stock.

                                  Schedule 7.3

             Liens securing indebtedness disclosed on Schedule 4.4(b).

                                   Exhibit "A"

                              ACQUISITION LOAN NOTE

$_____________                                            Reading, Pennsylvania
                                                          ___________, 199_


             FOR VALUE RECEIVED, BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of CORESTATES BANK, N.A. (successor to Meridian Bank) (the "Bank") the principal amount of ____________________ ($__________) in _____________ consecutive monthly payments of $_________, payable on the first day of the month, commencing __________ __, 199_, and a final installment, consisting of the entire remaining principal balance, payable on ______________, 199_. This Acquisition Loan Note is issued under the Second Amended and Restated Loan Agreement dated September 26, 1996 by and between the Borrower and the Bank (the "Loan Agreement"). Terms capitalized but not defined herein shall have the meanings given to them respectively in the Loan Agreement. Reference is made to the Loan Agreement for a statement of the terms and conditions under which the loan evidenced hereby has been made, is secured, and may be prepaid or accelerated.

             Until maturity (whether by acceleration or otherwise) interest shall accrue on the outstanding principal balance hereof at [the rate or rates set forth in the Loan Agreement] or [insert fixed rate]. Interest shall be calculated on the basis of a 360- day year, counting the actual number of days elapsed. Subsequent to maturity or the occurrence of any Event of Default, and continuing after the entry of any judgment against the Borrower with respect to the obligations evidenced by this Note, interest shall accrue at an annual rate which shall be two percent (2%) above the rate of interest otherwise payable hereunder. Accrued interest shall be payable monthly on the first day of each month commencing with the month immediately following the date hereof and if not paid when due, shall be added to the principal.

             All amounts payable by the Borrower to the Bank hereunder shall be paid directly to the Bank at 35 North Sixth Street, Reading, Pennsylvania 19603 (or at such other address of which the Bank shall give notice to the Borrower in accordance with the Loan Agreement) in immediately available funds.

             The Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

             The construction, interpretation and enforcement of this Note shall be governed by the internal laws of the Commonwealth of Pennsylvania.

             IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

Attest:                         BLONDER TONGUE LABORATORIES, INC.


By:_________________________    By: _________________________
Title:______________________    Title:_______________________